SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 11, 1997

                             Mercury Finance Company
               (Exact name of registrant as specified in charter)


         Delaware                        1-10176          36-3627010
(State of other jurisdiction           (Commission       (IRS Employer
      of incorporation)                File Number)      Identification No.)



100 Field Drive, Lake Forest, Illinois                                  60045
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code (847) 295-8600





                              N/A
     (Former name or former address, if changed since last report)



Item 5.   Other Events.

     Effective July 11, 1997, the Registrant and its lenders signed a Forbearance Agreement (the "Forbearance Agreement") and Waivers (the "Waivers"), both of which expire on September 30, 1997. Under the Forbearance Agreement, the lenders agreed not to take action against the Registrant for defaults under the applicable debt agreements prior to October 1, 1997, subject to certain termination events enumerated in the Forbearance Agreement. The Registrant made a $70 million payment to reduce principal and brought its interest payments current. Subsequent interest payments (at the greater of 7 percent per annum or the stated non-default rate) will be made on the last business day of July, August, and September, of 1997, with a $6 million escrow established to insure payment of the September 30 interest payment. The Registrant also agreed to make additional cash payments to its lenders (i) on July 16, 1997, August 5, 1997, and September 4, 1997, if the Registrant's cash balances exceed certain threshold amounts, and (ii) at such other times from the proceeds of an asset sale with a book value in excess of $5 million and tax refunds. The July 16, 1997 payment will be $16.5 million, which will be applied to reduce principal in addition to the $70 million referred to above. With certain exceptions, the Registrant also will accrue default interest which will be payable to lenders on the earlier of (i) receipt of cash proceeds from the sale of an asset that has a book value in excess of $5 million, or (ii) receipt of a tax refund, or (iii) October 1, 1997.

     The Registrant and all of its subsidiaries also extended its Loan and Security Agreement (the "Loan Agreement") with certain financial institutions and BankAmerica Business Credit, Inc. The termination date of the Loan Agreement has been extended on several occasions and is currently January 6, 1998. In order to permit the Registrant to pledge certain assets to secure the Loan Agreement, the Registrant has received waivers from certain lenders whose loan agreements prohibit the Registrant from pledging assets. These waivers expire on September 30, 1997.

     The foregoing description of the Registrant's Forbearance Agreement, Waivers, and extension of the Loan Agreement is merely a summary of certain terms and is qualified in its entirety by reference to the Forbearance Agreement dated as of July 11, 1997, between Mercury Finance Company and the persons listed on the signature pages thereto, an additional Forbearance Agreement dated as of July 11, 1997, between Mercury Finance Company and the persons listed on the signature pages thereto, the Forbearance and Third Limited Waiver Agreement dated as of July 11, 1997, between Mercury Finance Company and Credit Suisse First Boston Management Corporation, and the Third Amendment to Loan and Security Agreement dated as of July 9, 1997, among certain financial institutions, BankAmerica Business Credit, Inc., Mercury Finance Company, and certain other borrowers, which are attached hereto as Exhibits 99.1, 99.2, 99.3, and 99.4 respectively.

     On July 15, 1997, the Registrant issued a press release announcing the release of its 1996 balance sheet and the forbearance agreements with its lenders. A complete copy of the balance sheet is attached hereto as
Exhibit 99.5.  A copy of the press release is attached hereto as Exhibit 99.6.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit No.    Description of Document

          99.1 Forbearance Agreement dated as of July 11, 1997, between Mercury Finance Company and the persons listed on the signature pages thereto.

          99.2 Forbearance Agreement dated as of July 11, 1997, between Mercury Finance Company and the persons listed on the signature pages thereto.

          99.3 Forbearance and Third Limited Waiver Agreement dated as of July 11, 1997, between Mercury Finance Company and Credit Suisse First Boston Management Corporation.

          99.4 Third Amendment to Loan and Security Agreement dated as of July 9, 1997, among certain financial institutions, BankAmerica Business Credit, Inc., Mercury Finance Company, and certain other borrowers

          99.5 Mercury Finance Company Consolidated Balance Sheet for the year ended December 31, 1996.

          99.6 Press release dated July 11, 1997, issued by the registrant.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Mercury Finance Company

Date:  July 16, 1997          By:  /s/ Patrick O'Malley
                              Its:  Assistant Secretary